Exhibit 99.1

                       ITECHEXPRESS, INC.
                Consolidated Financial Statements

                               and

                      DRUG CONSULTANTS, INC.
                       Financial Statements

                        ITECHEXPRESS, INC.
                CONSOLIDATED FINANCIAL STATEMENTS

/Letterhead/


     REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors iTechexpress, Inc.

We have audited the accompanying consolidated balance sheet of iTechexpress, Inc. ("the Company") as of December 31, 2004 and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the two years in the period then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of iTechexpress, Inc. as of December 31, 2004, and the results of their operations and their cash flows for each of the two years in the period then ended in conformity with accounting principles generally accepted in the United States of America.

The Company's consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business. The Company has an accumulated deficit of $51,022 and a working capital deficit of $52,733 as of December 31, 2004. As discussed in Note 10 to the consolidated financial statements, these factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also discussed in Note 10. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Corbin & Company, LLP

CORBIN & COMPANY, LLP
CERTIFIED PUBLIC ACCOUNTANTS

Irvine, California
December 14, 2005

                        ITECHEXPRESS, INC.
                   CONSOLIDATED BALANCE SHEETS

                                                  December 31,  September 30,
                                                      2004           2005
                                                 -------------- -------------
                                                                 (Unaudited)
ASSETS

Current assets:
  Cash                                           $      37,164  $        120
  Accounts receivable                                   38,875        48,017
                                                 -------------- -------------

    Total current assets                                76,039        48,137

Property and equipment, net                              2,711         1,474
                                                 -------------- -------------

    Total assets                                 $      78,750  $     49,611
                                                 ============== =============

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Accounts payable                               $      63,043  $     65,399
  Accrued officers' salary                              60,000       284,000
  Income taxes payable                                   3,229             -
  Loans payable to stockholder                           2,500        23,300
                                                 -------------- -------------

    Total current liabilities                          128,772       372,699
                                                 -------------- -------------
Commitments and contingencies

Stockholders' deficit

  Common stock, $0.001 par value, 25,000,000
   shares authorized, 1,000,000 shares issued
   and outstanding                                       1,000         1,000
  Accumulated deficit                                  (51,022)     (324,088)
                                                 -------------- -------------

    Total stockholders' deficit                        (50,022)     (323,088)
                                                 -------------- -------------

    Total liabilities and stockholders' deficit  $      78,750  $     49,611
                                                 ============== =============



The accompanying notes are an integral part of these consolidated financial statements.



                            ITECHEXPRESS, INC.
                  CONSOLIDATED STATEMENTS OF OPERATIONS




                                          For the years ended      For the nine months ended
                                              December 31,                 September 30,
                                           2004           2003          2005          2004
                                      ------------- -------------- -------------- -------------
                                                                     (Unaudited)   (Unaudited)
Revenues
  Fees for services                   $    391,412  $     211,321  $     302,114  $    211,926
  Management fees - affiliates             113,825         54,000         47,422        77,200
                                      ------------- -------------- -------------- -------------

     Total revenues                        505,237        265,321        349,536       289,126
                                      ------------- -------------- -------------- -------------
Operating Expenses
  Cost of revenues                         220,383        118,624        200,026       108,761
  General and administrative                92,283         54,489        100,849        61,915
  Compensation and fringe benefits         103,552              -        302,456        61,725
  Bad debt expense                          44,183          9,250         19,271         5,815
                                      ------------- -------------- -------------- -------------

     Total operating expenses              460,401        182,363        622,602       238,216
                                      ------------- -------------- -------------- -------------

Net income (loss) from operations           44,836         82,958       (273,066)       50,910
                                      ------------- -------------- -------------- -------------

Other income (expense)                      (3,943)           504              -        (3,943)
                                      ------------- -------------- -------------- -------------
Net income (loss) before provision
 for income taxes                           40,893         83,462       (273,066)       46,967

Provision for income taxes                  11,513         35,756              -        13,151
                                      ------------- -------------- -------------- -------------

Net income (loss)                     $     29,380  $      47,706  $    (273,066) $     33,816
                                      ============= ============== ============== =============
Basic and diluted net income
 (loss) per common share              $       0.03  $        0.05  $       (0.27) $       0.03
                                      ============= ============== ============== =============
Basic and diluted weighted average
 number of common shares                 1,000,000      1,000,000      1,000,000     1,000,000
                                      ============= ============== ============== =============



             The accompanying are an integral part of these
                    consolidated financial statements.






                            ITECHEXPRESS, INC.
             CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
              FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2004



                                               Common Stock          Accumulated
                                            Shares       Amount        Deficit        Total
                                        ------------- ------------- -------------- -------------


Balances, January 1, 2003                  1,000,000  $      1,000  $    (128,108) $   (127,108)

Net income                                         -             -         47,706        47,706
                                        ------------- ------------- -------------- -------------

Balances, December 31, 2003                1,000,000         1,000        (80,402)      (79,402)

Net income                                         -             -         29,380        29,380
                                        ------------- ------------- -------------- -------------

Balances, December 31, 2004                1,000,000  $      1,000  $     (51,022) $    (50,022)
                                        ============= ============= ============== =============





The accompanying notes are an integral part of these consolidated financial statements.





                                ITECHEXPRESS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                     For the years ended      For the nine months ended
                                                        December 31,                September 30,
                                                       2004          2003         2005           2004
                                                  ------------- ------------- ------------- -------------
                                                                               (Unaudited)   (Unaudited)
Cash flows from operating activities:
  Net income (loss)                               $     29,380  $     47,706  $   (273,066) $     33,816
  Adjustments to reconcile net income (loss) to
  net cash provided by (used in) operating activities:
    Deferred income taxes                                9,993        28,378             -        12,269
    Depreciation and amortization                        4,538         2,871         1,237         3,404
  Changes in operating assets and liabilities:
    Accounts receivable                                (10,969)       45,634        (9,142)      (39,190)
    Accounts payable                                    48,221       (10,318)        2,356        34,827
    Accrued liabilities                                      -             -       224,000             -
    Income taxes payable                                (3,349)        6,578        (3,229)       (3,987)
                                                  ------------- ------------- ------------- -------------

Net cash provided by (used in) operating activities     77,814       120,849       (57,844)       41,139
                                                  ------------- ------------- ------------- -------------
Cash flows from investing activities:
  Purchase of property and equipment                    (1,949)            -             -             -
                                                  ------------- ------------- ------------- -------------
Cash flows from financing activities:
  Net advances from (repayments to) stockholder        (39,445)     (125,000)       20,800       (39,445)
                                                  ------------- ------------- ------------- -------------

Net increase (decrease) in cash                         36,420        (4,151)      (37,044)        1,694

Cash, beginning of year or period                          744         4,895        37,164           744
                                                  ------------- ------------- ------------- -------------

Cash, end of year or period                       $     37,164  $        744  $        120  $      2,438
                                                  ============= ============= ============= =============



The Company paid $4,869 and $ 0 for income taxes during the years ended December 31, 2004 and
2003, respectively.

The Company paid $ 0 and $ 0 in interest during the years ended December 31, 2004 and 2003, respectively.


The accompanying notes are an integral part of these consolidated financial statements.



                        ITECHEXPRESS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF BUSINESS

iTechexpress, Inc. (formerly, RMM, Inc.) (the "Company") was incorporated on April 27, 1999 in the state of Nevada. The Company changed its name from RMM, Inc. to iTechexpress, Inc. on April 5, 2000. The Company performs technology services on an individual job and contract basis in both commercial and government sectors on a national basis. The Company has performed various technology services for clients such as Best Buy, Equant NV and Office Depot.

On April 1, 2000, the Company acquired 100% of the outstanding shares of JALM, Inc., an entity affiliated with the Company through common ownership, and doing business as Success Development Group, Inc., a Nevada corporation, established in April 2000 ("SDG"). SDG provides management services for the Company and other affiliated entities.


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Unaudited Interim Financial Information

In the opinion of management, the accompanying consolidated financial statements as of September 30, 2005, and the results of operations and its cash flows for the nine months ended September 30, 2005 and 2004 contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the Company consolidated financial position, and results of its operations and cash flows. Results for the nine months ended September 30, 2005 are not necessarily indicative of the results to be expected for the year ending December 31, 2005.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of iTechexpress, Inc. and its wholly owned subsidiary, SDG. All significant inter-company accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the collectibility of accounts receivable, and the realizability of deferred tax assets. Actual results could differ from those estimates.

Concentrations and Concentrations of Credit Risk

At December 31, 2004 and September 30, 2005 (unaudited), two and four customers, respectively, accounted for 60% and 74%, respectively, of the Company accounts receivables. During the years ended December 31, 2004 and December 31, 2003, three customers accounted for 52% and 66%, respectively, of the Company fees for service revenue. During the nine months ended September 30, 2005 (unaudited) and September 30, 2004(unaudited), three and four customers accounted for 79% and 54%, respectively, of the Company fees for service revenue.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. The useful lives for the related assets range from five to seven years.

Maintenance and repairs are charged to expense as incurred. Renewals and improvements of a major nature are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gains or losses are reflected in the consolidated statement of operations.

Income Taxes

Deferred taxes are provided for on an asset and liability method for temporary differences between the financial reporting and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized.

Revenue Recognition

The Company typically charges its clients based upon the time incurred in performing the services at agreed upon rates. The Company recognizes revenue as the services are performed.

Earnings Per Share

Basic earnings (loss) per share ("EPS") is computed as net income (loss) divided by the weighted average number of common shares outstanding during the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through exercise of stock options and warrants, or convertible debt. During the periods ended December 31, 2004 and 2003 and September 30, 2005 and 2004, the Company did not have any stock options and warrants, or convertible debt, and therefore basic and diluted earnings (loss) per share are the same for those periods.

Recent Accounting Pronouncements

In December 2003, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation 46(R) ("FIN 46(R)"), "Consolidation of Variable Interest Entities, and Interpretation of ARB No. 51." FIN 46(R) requires that variable interest entities be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity activities or is entitled to receive a majority of the entity residual returns or both.
FIN 46(R) also requires disclosures about variable interest entities that companies are not required to consolidate but in which a company has a significant variable interest. The consolidation requirements of FIN 46(R) became effective for the Company in 2005. However, management believes that none of its affiliated entities qualify as variable interest entities under FIN 46(R) that require consolidation, and therefore, management believes that FIN 46(R) is not applicable to the Company.

The FASB has issued Statement of Financial Accounting Standards ("SFAS") No. 123(R), "Share-Based Payment." The new rule requires that the compensation cost relating to share-based payment transactions be recognized in the financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. This statement precludes the recognition of compensation expense under APB Opinion No. 25's intrinsic value method. Small business issuers will be required to apply SFAS No. 123(R) in the first annual or interim reporting period that begins after December 15, 2005. The Company does not believe the effect of the adoption of SFAS No. 123(R) will be material to its consolidated financial statements as it has no options or warrants outstanding.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-Monetary Assets," an amendment of APB Opinion No. 29, "Accounting for Non-Monetary Assets." The amendments made by SFAS No. 153 are based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for non-monetary exchanges of similar productive assets and replace it with a broader exception for exchanges of non-monetary assets that do not have "commercial substance." The provisions in SFAS No. 153 are effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The Company does not believe the adoption of this statement will result in a significant impact to the Company's consolidated financial statements.


NOTE 3. PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Property and equipment at September 30, 2005 and December 31, 2004 consists of the following:

                                           September 30,
                                               2005      December 31,
                                            (Unaudited)      2004
                                           ------------  ------------

Office equipment                           $     26,203  $     26,203
Less: accumulated depreciation                  (24,729)      (23,492)
                                           ------------  ------------
                                           $      1,474  $      2,711
                                           ============  ============


NOTE 4. ACCRUED OFFICERS SALARY

The accrued officers salary was paid in full subsequent to September 30, 2005.



NOTE 5. LOANS PAYABLE TO SHAREHOLDER

There is one loan payable to a shareholder of the Company which is due December 31, 2005 which is more fully discussed in Note 8.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Leases

The Company headquarters consist of approximately 500 square feet of office space and is leased by the Company on a month to month basis. Total rental under this lease was $7,543 and $12,027 for the years 2004 and 2003, respectively.

Indemnities and Guarantees

The Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party, in relation to certain transactions. The Company indemnifies its directors, officers, employees and agents to the maximum extent permitted under the laws of the State of Nevada. The duration of the guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated to make any payments for these obligations and no liabilities have been recorded for these indemnities and guarantees in the accompanying consolidated balance sheets.


NOTE 7. INCOME TAXES

For the years ended December 31, 2004 and 2003, the provision for income taxes consists of the following:


                                                 2004         2003
                                            ------------- --------------
Current provision                           $      1,520  $       7,378
Deferred provision                                 9,993         28,378
                                            ------------- --------------
                                            $     11,513  $      35,756
                                            ============= ==============


The Company had net deferred tax assets of $30,952 at December 31, 2004. However, due to uncertainty about their future realization, management has fully reserved these deferred tax assets. Net deferred tax assets consist of the following components as of December 31, 2004:


Deferred tax assets:
  State net operating loss carryforwards      $     10,613
  Accrued officers salaries                         25,704
  Other                                                 71
                                              -------------
                                                    36,388
Deferred tax liabilities:
  Deferred state taxes                              (5,436)
                                              -------------
                                                    30,952
Valuation allowance                                (30,952)
                                              -------------
                                              $          -
                                              =============

At December 31, 2004, the Company had state net operating loss carryforwards of approximately $120,000, which begin to expire in 2010. Net operating loss carryforwards may be limited in the future if a change in control of the Company occurs.

For the years ended December 31, 2004 and 2003, the following represents a reconciliation of the statutory tax rate to the actual tax rate of the
Company:


                                                 2004           2003
                                             ------------- --------------
Provision for income taxes
    at U.S. statutory rate                          34.0%         34.0%

State income taxes, net of
    federal benefit                                  5.9%          5.8%

Other                                              (14.2%)         3.0%
                                             ------------- --------------
                                                    25.7%         42.8%
                                             ============= ==============

NOTE 8. RELATED PARTY TRANSACTIONS

The Company Director, Keith Moore, has Working Capital Line of Credit agreements with the Company and SDG totaling $500,000 as of December 31, 2004. On February 1, 2005, the Company Chief Executive Officer and Director, David Walters, entered into a $250,000 Working Capital Line of Credit agreement with the Company (each a "Line of Credit" and collectively the "Lines of Credit").

Mr. Moore's Lines of Credit state that the Company shall pay him the amount owing under the Line of Credit on December 31, 2005 plus any interest on the amounts outstanding at the rate of 10% per annum. Interest on the Lines of Credit is payable quarterly and becomes part of the principal amount of the Line of Credit if unpaid at the end of each quarter. The total amount outstanding under Mr. Moore's lines of credit as of September 30, 2005 and December 31, 2004 was $23,300 (unaudited) and $2,500, respectively. In the event of default under the Lines of Credit, which includes the failure of the Company to pay the Lines of Credit when due, the Company's filing for bankruptcy, or the deterioration of the financial condition of the Company causing Mr. Moore to deem the Company insecure, the amount of unpaid principal and interest shall bear interest at the rate of 13% per annum until such time as it is paid. The Lines of Credit may be extended or renewed by the mutual agreement of iTech and Mr. Moore for any reason at any time.

Mr. Walters' Line of Credit with the Company states that the Company shall pay him the amount owing under the Line of Credit on December 31, 2006, plus any interest on the amounts outstanding at the rate of 10% per annum. Interest on the Line of Credit is payable quarterly and becomes part of the principal amount of the Line of Credit if unpaid at the end of each quarter. No amounts were outstanding under Mr. Walter's lines of credit as of September 30, 2005 and December 31, 2004. In the event of default under the Line of Credit, which includes the failure of the Company to pay the Line of Credit when due, the Company's filing for bankruptcy, or the deterioration of the financial condition of the Company causing Mr. Walters to deem the Company insecure, the amount of unpaid principal and interest shall bear interest at the rate of 13% per annum until such time as it is paid. The Line of Credit may be extended or renewed by the mutual agreement of iTech and Mr. Walters for any reason at any time.

Both Mr. Walters and Mr. Moore entered into Independent Contractor Agreements with the Company on February 1, 2005 (each a "Contractor Agreement" and collectively the "Contractor Agreements"). Mr. Moore's Contractor Agreement provides for him to serve the Company in the capacity of Secretary and Director and Mr. Walters' Contractor Agreement provides for him to serve the Company in the capacity of Chief Executive Officer. The Contractor Agreements shall terminate on February 1, 2007, unless renewed in writing by the parties. Either of the Contractor Agreements may be terminated upon the breach of a term of either Contractor Agreement, which breach remains uncured for thirty
(30) days or by either party, for any reason with thirty (30) days written notice. The Contractor Agreements contain confidentiality clauses and work for hire clauses. The Contractor Agreements provide that neither Mr. Walters nor Mr. Moore are employees of the Company. Mr. Walters and Mr. Moore are entitled to be paid $10,000 per month under the Contractor Agreements. As of September 30, 2005, both Mr. Walters and Mr. Moore have accrued $90,000 each of payments under such Contractor Agreements.

The Company anticipates entering into an agreement in 2006 for executive management services with a management company owned by the Company's Chief Executive Officer and Director, David Walters and its Director, Keith Moore.

The Company shares facilities and certain overhead costs with entities that are affiliated with the Company through common ownership. The Company performs management services for Huron Holdings, Inc., Adair Trucking, Inc. and Service Advantage International, Inc., and these entities are affiliated with the Company through common management and ownership. The fees charged to these entities for these services totaled $113,825 and $54,000 for the years ended December 31, 2004 and 2003, respectively, and $47,422 (unaudited) and $77,200 (unaudited) for the nine-month periods ended September 30, 2005 and 2004, respectively. The basis of fees charged for management services to these entities, the results of operations of the Company and the amount of management services revenue recognized by the Company may be different if the Company and the affiliated entities were autonomous.


NOTE 9. SUBSEQUENT EVENTS

On November 4, 2005, the Company and MT Ultimate Healthcare Corp., a Nevada corporation ("MTHC") and the former shareholders of the Company entered into a Share Exchange and Reorganization Agreement (the "Exchange" or "Acquisition") whereby the Company became a wholly-owned subsidiary of the MTHC. As part of the Exchange, MTHC acquired 100% of the issued and outstanding shares of the Company in exchange for 305,000,000 newly issued shares of MTHC's common stock and the promise to issue an additional 523,333,333 shares of MTHC's common stock at such time as MTHC is able to increase its total authorized shares.

On November 4, 2005 Macdonald Tudeme and Marguerite Tudeme (collectively, the "Tudemes"), the former controlling shareholders of MTHC and MTHC entered into a Spinoff Agreement ("Spinoff") which provided for (1) the transfer of the corporate names, business, operations, assets, properties, intellectual properties, trademarks, service marks, trade names, uniform resource locators, telephone numbers, and goodwill of MTHC and its subsidiaries (other than the Company), together with the operating business of MTHC subsidiaries (other than the Company), to be placed into to a newly formed Delaware corporation wholly owned by MTHC ("Newco"), (2) the acquisition by MTHC from the Tudemes of their outstanding shares of capital stock of MTHC, (3) the assumption and release by MTHC and its subsidiaries and the Tudemes of certain liabilities, and (4) the sale to the Tudemes of all of the outstanding capital stock of Newco, and the payment by MTHC to the Tudemes of $80,442 for amounts owed to the Tudemes and other creditors by the Company, of which $50,000 has previously been paid.

MTHC also entered into a Security Agreement ("Security Agreement") with Newco, whereby MTHC pledged to Newco 20,000,000 shares of its common stock as collateral ("Collateral") to secure its performance and payment of the promissory note payable to Lisa Stern ("Stern Note") originally entered into as part of the MTHC's purchase of its subsidiary, Abundant Nursing. Principal and interest payments are due on the first of each month and MTHC will be in default under the Security Agreement upon the failure to pay any principal or interest within thirty days of its due date. Upon default, Newco is able to retain the Collateral and apply the consideration received from the Collateral
against any principal and interest due.   The closing of the Spinoff took
place on December 15, 2005.

On November 4, 2005 (the "Closing"), MTHC entered into a Securities Purchase Agreement (the "Agreement") with AJW Partners, LLC ("Partners"), AJW Offshore, Ltd. ("Offshore"), AJW Qualified Partners, LLC ("Qualified"), and New Millennium Capital Partners II, LLC ("New Millennium") (Partners, Offshore, Qualified and New Millennium are collectively referred to herein as the "Buyers") to purchase callable secured convertible notes having an aggregate principal amount of $3,000,000, a 8% annual interest rate payable quarterly, provided that no interest shall be due and payable for any month in which the trading price of the MTHC common stock on the OTC Bulletin Board is greater than $0.02 for each intraday trading day of the month, a term of three (3) years, and a conversion price, as of Closing, of $0.01 per share (the "Notes"). As of Closing, the $3,000,000 of Notes were convertible into 300,000,000 shares of common stock of MTHC. MTHC may call the notes at a premium upon certain conditions. The Agreement also provided for the issuance of warrants to purchase an aggregate of up to 15,000,000 shares of the MTHC common stock, with an exercise price of $0.10 per share (the "Warrants"). As of December 30, 2005, MTHC had received $2,150,000 in connection with the Agreement and had issued Warrants to purchase 10,750,000 shares of MTHC common stock to the Buyers.

Pursuant to the Agreement, the Buyers agreed to purchase additional Notes in an aggregate principal amount of $850,000 and additional warrants to purchase an aggregate of 4,250,000 shares of common stock, for an aggregate purchase price of $850,000, within five days of a Registration Statement covering the shares convertible in connection with the Notes being declared effective by the SEC.

On November 7, 2005, the Company entered into a Stock Purchase Agreement ("Purchase") with Drug Consultants, Inc. ("DCI"), a California corporation whereby DCI became a wholly owned subsidiary of the Company. As part of the Purchase, the Company purchased all of the outstanding shares of DCI from the former shareholder of DCI for a purchase price of $1,800,000, of which $1,600,000 was paid at the closing of the Purchase and $200,000 shall be paid pursuant to a Secured Promissory Note ("Promissory Note"). The Promissory
Note is due in one payment of principal together with accrued but unpaid interest (accruing at the rate of seven percent (7%) per annum) on or before the sixtieth (60th) day following the closing of the Purchase, or January 6, 2006. The Promissory Note is secured by a Stock Pledge Agreement ("Pledge Agreement"), whereby the Company pledged to the former DCI shareholder 51% of the stock of DCI ("DCI Stock") held by the Company to secure the full and prompt payment and performance by the Company of the Promissory Note. Additionally, any unpaid amount of the Promissory Note if not paid when due, will bear interest at 12% per annum.

On November 8, 2005, the Company and DCI entered into a Factoring and Security Agreement to sell accounts receivables to Systran Financial Services Corporation ("Systran"). The purchase price for each account sold is the face amount of the account less a discount of 1.5%. All accounts sold are with recourse by Systran. Systran may defer making payment to the Company of a portion of the purchase price payable for all accounts purchased which have not been paid up to 10.0% of such accounts (reserve). All of the Company's and DCI's accounts receivable are pledged as collateral under this agreement. The initial term is for thirty-six months and will automatically renew for an additional twelve months at the end of the term, unless the Company gives thirty days written notice of its intention to terminate the Factoring Agreement.

MTHC entered into a Side Letter Agreement on November 10, 2005, with the Buyers (the "Side Letter"). The Side Letter provided that in consideration for the sale of the new Notes, the Buyers agreed that the face amount of the $500,000 of notes and 700,000 in warrants to purchase shares of MTHC's common stock at an exercise price of $0.45 per share, issued to the Buyers in August 2004, pursuant to a Securities Purchase Agreement entered into on August 31, 2004 (the "August 2004 Securities Purchase Agreement") and the $200,000 in notes and 200,000 in warrants which remained to be issued upon the effectiveness of a registration statement covering such notes (collectively the "August 2004 Convertible Notes" and "August 2004 Warrants") shall be included in the amount advanced to MTHC under the new Notes. The Side Letter also provided that the terms of the November 2005 Securities Purchase Agreement (the "Agreement") shall supercede the prior August 2004 Securities Purchase Agreement and that all interest, penalties, fees, charges or other obligations accrued or owed by MTHC to the Buyers pursuant to the August 2004 Securities Purchase Agreement ("Prior Obligations") are waived, provided that in the event of any material breach of the November 2005 Agreement by MTHC, which breach is not cured within five days of receipt by MTHC of written notice of such breach, the novation of the August 2004 Securities Purchase Agreement and the waiver of the Prior Obligations shall be revocable by the Buyers and all Prior Obligations shall be owed as if the August 2004 Securities Purchase Agreement was never superceded.

In November 2005, MTHC issued 25,000,000 shares of its common stock in consideration for services rendered by RES Holdings Corp.

In November 2005, MTHC agreed to issue 82,833,333 shares of its common stock to Nite Capital ("Nite") in connection with a standby financing commitment
received on July 25, 2005.   30,500,000 shares of MTHC  restricted common
stock has been issued to Nite to date, with the remaining shares to be issued after such time as MTHC is able to increase its authorized common stock.

As a result of these transactions the operations of the MTHC will be comprised of the operations of the Company and DCI, and the management of MTHC will be comprised solely of David Walters. Additionally, MTHC and DCI have both had a change in control as a result of these transactions.

NOTE 10. LIQUIDITY

The Company's consolidated financial statements are prepared using the generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. There was an accumulated deficit of $51,022 as of December 31, 2004 and current liabilities exceeded current assets by $52,733 as of December 31, 2004. These factors, among others, raise substantial doubt about the Company ability to continue as a going concern. In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional debt or equity capital, and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

                     DRUG CONSULTANTS, INC.
                      FINANCIAL STATEMENTS

/Letterhead/


     REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors
Drug Consultants, Inc.

We have audited the accompanying balance sheet of Drug Consultants, Inc. ("the Company") as of December 31, 2004 and the related statements of income, stockholders' equity and cash flows for each of the two years in the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Drug Consultants, Inc. as of December 31, 2004, and the results of its operations and its cash flows for each of the two years in the period then ended in conformity with accounting principles generally accepted in the United States of America.



/s/ Corbin & Company, LLP

CORBIN & COMPANY, LLP
CERTIFIED PUBLIC ACCOUNTANTS

Irvine, California
December 2, 2005

                      DRUG CONSULTANTS, INC.
                          BALANCE SHEETS




                                                  December 31, September 30,
                                                      2004         2005
                                                 ------------- -------------
                                                                (Unaudited)
ASSETS

Current assets:
  Accounts receivable                            $    939,641  $  1,145,912
  Prepaid expenses and other current assets             7,504             -
  Deferred income taxes                                 6,032         6,032
                                                 ------------- -------------

     Total current assets                             953,177     1,151,944

Property and equipment, net                                 -             -
                                                 ------------- -------------

     Total assets                                $    953,177  $  1,151,944
                                                 ============= =============
LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Accounts payable                               $    467,728  $    399,746
  Accrued liabilities                                  55,898        55,898
  Line of credit                                      188,916       210,002
  Note payable                                        100,000             -
                                                 ------------- -------------

     Total current liabilities                        812,542       665,646
                                                 ------------- -------------
Commitments and contingencies

Stockholder's equity
  Common stock, no par value, 100,000 shares
   authorized, 70,000 shares issued and outstanding   100,000       100,000
  Contributed capital                                  97,760       282,944
  Retained earnings (accumulated deficit)             (57,125)      103,354
                                                 ------------- -------------

     Total stockholder's equity                       140,635       486,298
                                                 ------------- -------------

     Total liabilities and stockholder's equity  $    953,177  $  1,151,944
                                                 ============= =============



       The accompanying notes are an integral part of these
                      financial statements.




                         DRUG CONSULTANTS, INC.
                          STATEMENTS OF INCOME



                                      For the years ended         For the nine months ended
                                           December 31,                 September 30,
                                       2004           2003           2005          2004
                                  -------------- -------------- -------------- --------------
                                                                  (Unaudited)    (Unaudited)

Revenues                          $   4,069,580  $   3,736,951  $   5,303,853  $   2,645,923
                                  -------------- -------------- -------------- --------------
Cost of revenues
  Subcontractor costs                 2,840,096      1,553,165      3,865,238      1,877,864
  Compensation and fringe benefits      705,495      1,717,002        805,140        490,724
                                  -------------- -------------- -------------- --------------

  Total cost of revenues              3,545,591      3,270,167      4,670,378      2,368,588
                                  -------------- -------------- -------------- --------------

    Gross profit                        523,989        466,784        633,475        277,335
                                  -------------- -------------- -------------- --------------
Operating Expenses
  General and administrative expenses   144,328        147,857        158,574         97,585
  Management fee - related party         99,000        181,705         94,500         74,250
                                  -------------- -------------- -------------- --------------

    Total operating expenses            243,328        329,562        253,074        171,835
                                  -------------- -------------- -------------- --------------

Income from operations                  280,661        137,222        380,401        105,500
                                  -------------- -------------- -------------- --------------
Other income (expense)
  Interest expense                      (92,991)       (31,952)      (103,713)       (64,060)
  Other income                            2,321          1,180              -          2,325
                                  -------------- -------------- -------------- --------------
    Total other income
    (expense), net                      (90,670)       (30,772)      (103,713)       (61,735)
                                  -------------- -------------- -------------- --------------
Income before provision
  for income taxes                      189,991        106,450        276,688         43,765

Provision for income taxes               79,944         41,784        116,209         18,380
                                  -------------- -------------- -------------- --------------

Net income                        $     110,047  $      64,666  $     160,479  $      25,385
                                  ============== ============== ============== ==============
Basic and diluted net income
  per common share                $        1.57  $        0.92  $        2.29  $        0.36
                                  ============== ============== ============== ==============
Basic and diluted weighted average
  number of common shares                70,000         70,000         70,000         70,000
                                  ============== ============== ============== ==============

The accompanying notes are an integral part of these financial statements.







                          DRUG CONSULTANTS, INC.
                    STATEMENTS OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS DECEMBER 31, 2003 AND 2004


                                                            Loans        Retained
                                                            Receivable   Earnings
                            Common Stock       Contributed  from         (Accumulated
                        Shares       Amount    Capital      Affiliate    Deficit)     Total
                     ------------ ------------ ------------ ------------ ------------ ------------
Balances,
 January 1, 2003          70,000  $   100,000  $         -  $         -  $   289,442  $   389,442

Advances from
 affiliate, net                -            -            -     (470,267)           -     (470,267)

Contributed capital
 related to income
 taxes                         -            -       44,664            -            -       44,664

Net income                     -            -            -            -       64,666       64,666
                     ------------ ------------ ------------ ------------ ------------ ------------
Balances,
 December 31, 2003        70,000      100,000       44,664     (470,267)     354,108       28,505

Advances from
 affiliate, net                -            -            -      (51,013)           -      (51,013)

Distributions to
 shareholder                   -            -            -      521,280     (521,280)           -

Contributed capital
 related to income
 taxes                         -            -       53,096            -            -       53,096

Net income                     -            -            -            -      110,047      110,047
                     ------------ ------------ ------------ ------------ ------------ ------------
Balances,
 December 31, 2004        70,000  $   100,000  $    97,760  $         -  $   (57,125) $   140,635
                     ============ ============ ============ ============ ============ ============


The accompanying notes are an integral part of these financial statements.






                            DRUG CONSULTANTS, INC.
                            STATEMENT OF CASH FLOWS


                                                    For the years ended       For the nine months ended
                                                        December 31,                 September 30,
                                                     2004           2003          2005         2004
                                                 ------------- ------------- ------------- -------------
                                                                              (Unaudited)    (Unaudited)
Cash flows from operating activities:
  Net income                                     $    110,047  $     64,666  $    160,479  $     25,385
  Adjustments to reconcile net income to net
  cash provided by (used in) operating activities:
    Deferred income taxes                              (3,152)       (2,880)            -             -
    Income taxes - portion absorbed by
    affiliated entities                                53,096        44,664        85,184             -
  Changes in operating assets and liabilities:
    Accounts receivable                              (423,784)       97,720      (206,271)     (430,161)
    Prepaid expenses and other current assets          (7,504)            -         7,504        (8,854)
    Accounts payable                                  290,832        70,088       (67,982)      140,723
    Accrued liabilities                                16,790       (86,024)            -        17,186
                                                 ------------- ------------- ------------- -------------

Net cash provided by (used in) operating activities    36,325       188,234       (21,086)     (255,721)
                                                 ------------- ------------- ------------- -------------
Cash flows from investing activities:
  Advances on notes receivable from affiliates        (51,013)     (470,267)            -       (51,013)
  Payments received on amounts due from stockholder         -        20,000             -             -
                                                 ------------- ------------- ------------- -------------

Net cash used in investing activities                 (51,013)     (450,267)            -       (51,013)
                                                 ------------- ------------- ------------- -------------
Cash flows from financing activities:
  Net advances (repayments) on lines of credit       (209,009)      218,223        21,086        83,037
  Repayments on amounts due to related parties              -       (15,583)            -             -
  Proceeds from (repayments of) notes payable         100,000             -      (100,000)      100,000
  Proceeds from contributed capital                         -             -       100,000             -
                                                 ------------- ------------- ------------- -------------

Net cash provided by (used in) financing activities  (109,009)      202,640        21,086       183,037
                                                 ------------- ------------- ------------- -------------

Net increase (decrease) in cash                      (123,697)      (59,393)            -      (123,697)

Cash, beginning of year or period                     123,697       183,090             -       123,697
                                                 ------------- ------------- ------------- -------------

Cash, end of year or period                      $          -  $    123,697  $          -  $          -
                                                 ============= ============= ============= =============




The Company paid $30,000 and $32,660 for income taxes during the years ended December 31,
2004 and 2003, respectively.

The Company paid $92,991 and $31,952 in interest during the years ended December 31, 2004 and
2003, respectively.


  The accompanying notes are an integral part of these financial statements.


                      DRUG CONSULTANTS, INC.
                  NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF BUSINESS

Drug Consultants, Inc. (the "Company") was incorporated on October 3, 1977 in the state of California. The Company is engaged in furnishing personnel to perform a range of pharmacy technician, nursing and other health care services in support of the operations of government facilities. The Company largest client is the State of California and the Company provides many of its services in rural areas of California where health care professionals are not readily available.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Unaudited Interim Financial Information

In the opinion of management, the accompanying financial statements as of September 30, 2005, and the results of operations and its cash flows for the nine months ended September 30, 2005 and 2004 contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the Company consolidated financial position, and results of its operations and cash flows. Results for the nine months ended September 30, 2005 are not necessarily indicative of the results to be expected for the year ending December 31, 2005.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The collectibility of accounts receivable is the most significant estimate affecting the accompanying financial statements. Actual results could differ from those estimates.

Concentrations and Concentrations of Credit Risk

At December 31, 2004 and September 30, 2005 (unaudited), one customer, respectively, accounted for 99% and 99%, respectively, of the Company accounts receivables. During the years ended December 31, 2004 and December 31, 2003, and the nine months ended September 30, 2005 (unaudited) and September 30, 2004 (unaudited), respectively, one customer accounted for 99% of the Company fees for service revenue in each of those periods.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. The useful lives for the related assets range from five to seven years.

Maintenance and repairs are charged to expense as incurred. Renewals and improvements of a major nature are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gains or losses are reflected in the consolidated statement of operations.

Income taxes

Deferred taxes are provided for on an asset and liability method for temporary differences between the financial reporting and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized.

Revenue Recognition

The Company typically charges its clients based upon the time incurred in performing the services at agreed upon rates. The Company recognizes revenue as the services are performed.

Earnings Per Share

Basic earnings per share ("EPS") is computed as net income divided by the weighted average number of common shares outstanding during the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through exercise of stock options and warrants, or convertible debt. During the periods ended December 31, 2004 and 2003 and September 30, 2005 and 2004, the Company did not have any stock options and warrants, or convertible debt, and therefore basic and diluted earnings per share are the same for those periods.

Recent Accounting Pronouncements

In December 2003, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation 46(R) ("FIN 46(R)"), "Consolidation of Variable Interest Entities, and Interpretation of ARB No. 51." FIN 46(R) requires that variable interest entities be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity activities or is entitled to receive a majority of the entity residual returns or both.
FIN 46(R) also requires disclosures about variable interest entities that companies are not required to consolidate but in which a company has a significant variable interest. The consolidation requirements of FIN 46(R) became effective for the Company in 2005. However, management believes that none of its affiliated entities qualify as variable interest entities under FIN 46(R) that require consolidation, and therefore, management believes that FIN 46(R) is not applicable to the Company.

The FASB has issued Statement of Financial Accounting Standards ("SFAS") No. 123(R), "Share-Based Payment." The new rule requires that the compensation cost relating to share-based payment transactions be recognized in the financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. This statement precludes the recognition of compensation expense under APB Opinion No. 25's intrinsic value method. Small business issuers will be required to apply SFAS No. 123(R) in the first annual or interim reporting period that begins after December 15, 2005. The Company does not believe the effect of the adoption of SFAS No. 123(R) will be material to its financial statements as it has no options or warrants outstanding.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-Monetary Assets," an amendment of APB Opinion No. 29, "Accounting for Non-Monetary Assets." The amendments made by SFAS No. 153 are based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for non-monetary exchanges of similar productive assets and replace it with a broader exception for exchanges of non-monetary assets that do not have "commercial substance." The provisions in SFAS No. 153 are effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted and companies must apply the standard prospectively. The Company does not believe the adoption of this statement will result in a significant impact to the Company's financial statements.


NOTE 3. PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Property and equipment at September 30, 2005 and December 31, 2004 consists of the following:

                                         September 30,    December 31,
                                             2005             2004
                                          (Unaudited)
                                         -------------    ------------

Office equipment                         $    237,210     $   237,210
Less: accumulated depreciation               (237,210)       (237,210)
                                         -------------    ------------
                                         $          -     $         -
                                         =============    ============

NOTE 4. LINE OF CREDIT

On August 1, 2002, the Company entered into a loan and security (the "Line of Credit") with State Financial Corporation. The Line of Credit allowed the Company to borrow up to 80.0% of eligible accounts receivable, as defined, up to $300,000 and was personally guaranteed by a Director of the Company. Outstanding borrowings on the Line of Credit bore interest at the Wells Fargo Bank , prime rate, plus 22.25%, up to a maximum of 27.0%, and were secured by the all of the Company assets, including its receivables. The initial term of the Line of Credit was for one year; however, as provided by the agreement, the Line of Credit has been renewed each year. As of December 31, 2004 and September 30, 2005, $111,084 and $89,998 (unaudited), respectively, was available under the line of credit. The line of credit was terminated in November 2005.


NOTE 5. NOTE PAYABLE

At December 31, 2004, the Company had a $100,000 note payable to an individual. The note was unsecured and bore interest at 10% per annum, and was due upon demand with a sixty day notice. The note was repaid in full in November 2005.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Indemnities and Guarantees

The Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party, in relation to certain transactions. The Company indemnifies its directors, officers, employees and agents to the maximum extent permitted under the laws of the State of California. The duration of the guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated to make any payments for these obligations and no liabilities have been recorded for these indemnities and guarantees in the accompanying balance sheets.


NOTE 7. INCOME TAXES

Prior to the sale of the Company in November 2005 (see Note 9), the Company was affiliated with other entities through common ownership. Together these entities filed a consolidated tax return. The tax expense allocated to each entity in the group is based upon what the current and deferred tax expense would have been if each entity filed a separate tax return. During the years ended December 31, 2003 and 2004, the Company allocated tax expense was $44,664 and $53,096, respectively, less than the actual amount it had paid towards the consolidated return liability. As such, these differences have been treated as contributed capital in the accompanying financial statements as the related parties have agreed not to have such amounts be paid to them.

For the years ended December 31, 2004 and 2003, the provision for income taxes consists of the following:

                                                 2004          2003
                                            ------------- -------------
Current provision                           $     83,096  $     44,664
Deferred provision                                (3,152)       (2,880)
                                            ------------- -------------

                                            $     79,944  $     41,784
                                            ============= =============

Net deferred tax assets at December 31, 2004 of $6,032 consist solely of state deferred income taxes.

Reconciliations between the effective tax rate on income before income taxes and the federal statutory rate are as follows:


                                                  2004          2003
                                            -------------- -------------
Provision for income taxes
  at U.S. statutory rate                           34.0%        34.0%

State income taxes, net of
  federal benefit                                   6.1%         5.3%

Other                                               2.0%         0.0%
                                            -------------- ---------------

                                                   42.1%        39.3%
                                            ============== ===============

NOTE 8. RELATED PARTY TRANSACTIONS

The Company had a management agreement with Integrated Care Communities, Inc. ("ICC"), a company that was affiliated with the Company through common ownership. As provided by the agreement, ICC provided management and administrative services to the Company. The management and administrative personnel of ICC also performed similar management services for other affiliated entities as well, including several nonprofit entities, and a percentage of the total actual management and administrative costs incurred, including certain other overhead costs were allocated among the entities. During the years ended December 31, 2003 and 2004, the Company incurred $181,705 and $99,000, respectively, in management fees with ICC and during the nine months ended September 30, 2005 and 2004, the Company incurred $94,500 (unaudited) and $74,250 (unaudited), respectively, in management fees with ICC. The basis of the fees charged for management services, the results of operations of the Company, and the amount of the management service expense incurred by the Company may be different if the Company and the affiliated entities were autonomous.

Upon the acquisition of the Company by iTechexpress, Inc. ("iTech")(see Note
9), the management agreement with ICC was terminated.

In 2003 and 2004 the Company advanced $470,267 and $51,013, respectively to ICC for ICC cash flow purposes. During 2004, the Company forgave ICC on these advances. For financial statement reporting purposes, as the Company and ICC are under common ownership, the forgiveness of this debt has been treated as a distribution to stockholder in the accompanying financial statements.

In November 2005, the Company stockholder contributed an additional $100,000 in cash to the Company as equity. There were no additional shares of common stock that were issued in connection with this contribution. This contribution has been treated as contributed capital in the accompanying financial statements.


NOTE 9. SUBSEQUENT EVENTS

On November 7, 2005, the Company entered into a Stock Purchase Agreement ("Purchase") with iTechexpress, Inc. ("iTech"), a Nevada corporation whereby the Company became a wholly owned subsidiary of the iTech. As part of the Purchase, iTech purchased all of the outstanding shares of the Company from the former stockholder of the Company for a purchase price of $1,800,000, of which $1,600,000 in cash was paid at the closing of the Purchase and $200,000 shall be paid pursuant to a Secured Promissory Note ("Promissory Note"). The Promissory Note is due in one payment of principal together with accrued but unpaid interest (accruing at the rate of seven percent (7%) per annum) on or before the sixtieth (60th) day following the closing of the Purchase, or January 6, 2006. The Promissory Note is secured by a Stock Pledge Agreement ("Pledge Agreement"), whereby iTech pledged to the former stockholder of the Company 51% of the stock of the Company ("DCI Stock") held by iTech to secure the full and prompt payment and performance by iTech of the Promissory Note. Additionally, any unpaid amount of the Promissory Note if not paid when due, will bear interest at 12% per annum.

In connection with the Purchase, in November 2005 the Company entered into a consulting agreement with its former shareholder and former President which provides for compensation of $8,000 per month through October 2006 for services to be rendered on a part-time basis.

On November 8, 2005, the Company and iTech entered into a Factoring and Security Agreement to sell accounts receivables to Systran Financial Services Corporation ("Systran"). The purchase price for each account sold is the face amount of the account less a discount of 1.5%. All accounts sold are with recourse by Systran. Systran may defer making payment to the Company of a portion of the purchase price payable for all accounts purchased which have not been paid up to 10.0% of such accounts (reserve). All of the Company's and iTech's accounts receivable are pledged as collateral under this agreement. The initial term is for thirty-six months and will automatically renew for an additional twelve months at the end of the term, unless the Company gives thirty days written notice of its intention to terminate the Factoring Agreement.